Exhibit 99.1

Arch Therapeutics Announces Private Placement

$3.0 Million in Net Proceeds Expected

FRAMINGHAM, MA – July 1, 2015 — Arch Therapeutics, Inc. (OTCQB: ARTH) ("Arch" or the "Company"), developer of the AC5 Surgical Hemostatic Device™ (“AC5™”), is pleased to announce that it raised $3,066,000 in equity financing in a private placement to 19 accredited investors (the "Investors") on June 30, 2015 (the “Initial Closing”), and anticipates raising up to an additional $100,000 before concluding the private placement (the “2015 Private Placement Financing”). At the Initial Closing, the Company sold and the Investors purchased 13,936,367 Units at a purchase price of $0.22 per Unit. Each Unit consisted of a share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and a Series D Warrant to purchase a share of Common Stock at an exercise price of $0.25 per share at any time prior to the fifth anniversary of the issuance date of the Series D Warrant. Upon raising the final $100,000 in expected financing, a total of 14,390,913 Units will have been issued in connection with the 2015 Private Placement Financing, and the number of outstanding shares of Common Stock will increase from 78,081,487 to 92,472,400.

The 2015 Private Placement Financing is expected to provide at least $3.0 million of net proceeds to the Company, after expenses. Arch intends to use the proceeds from the 2015 Private Placement Financing to advance its hemostasis development program, predominantly by focusing on clinical trial expenses and further development of AC5™, and for general corporate purposes.

Dr. Terrence Norchi, President and CEO of Arch Therapeutics, Inc., said, "This is a pivotal year for Arch. We look forward to advancing our products in development, including starting and completing the first human trial with AC5. The proceeds from this transaction are an important contributor to our march toward product commercialization. We are grateful to our current and new investors for their support."

About Arch Therapeutics, Inc.
Arch Therapeutics, Inc. is a medical device company developing a novel approach to stop bleeding (hemostasis) and control leaking (sealant) during surgery and trauma care. Arch is developing products based on an innovative self-assembling peptide technology platform to make surgery and interventional care faster and safer for patients. Arch's flagship development stage product candidate, known as the AC5 Surgical Hemostatic Device, is being designed to achieve hemostasis in minimally invasive and open surgical procedures.

Find out more at www.archtherapeutics.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

On Behalf of the Board,

Terrence W. Norchi, MD

Arch Therapeutics, Inc.

Contact:

ARTH Investor Relations
Toll Free: +1-855-340-ARTH (2784) (US and Canada)
Email: investors@archtherapeutics.com
Website: www.archtherapeutics.com

Or

Richard Davis

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2308

Email: rdavis@archtherapeutics.com

Website: www.archtherapeutics.com